UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

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[  ]  Preliminary Proxy Statement
[  ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X] Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-12

ECHO THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5262	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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Echo Therapeutics, Inc., a Delaware corporation (“Echo” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its intended solicitation of proxies from its stockholders in connection with its 2014 Annual Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Echo has filed revised definitive proxy materials, including a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014.

Excerpt from the Form 10-Q for the Quarterly Period Ended March 31, 2014

Attached hereto as Exhibit 1 is an excerpt from the Quarterly Report on Form 10-Q (the “Form 10-Q”) of Echo for the three months ended March 31, 2014.  This excerpt from the Form 10-Q is being filed herewith because it comments  on the anticipated solicitation of proxies from Echo’s stockholders by an investor group led by Platinum Management (NY) LLC seeking to elect a candidate to the Echo Board of Directors at the 2014 Annual Meeting.

Additional Information and Where To Find It

In connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), Echo has filed revised definitive proxy materials, including a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014. STOCKHOLDERS ARE URGED TO READ THE 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.

EXHIBIT 1

Excerpts from Quarterly Report on Form 10-Q of
Echo Therapeutics, Inc. for the Three Months Ended March 31, 2014
Commenting on Contested Solicitation at 2014 Annual Meeting by
Platinum Management (NY) LLC and other members of its investor group

Subsequent Events Footnote

On April 3, 2014, an investor group led by Platinum Management (NY) LLC (the “Platinum Group”), which owns approximately 19.9% of our common stock, notified us of its intention on behalf of itself and other members of its group (collectively, the “Platinum Group”) to nominate Shepard M. Goldberg for election as a director at the 2014 Annual Meeting of Stockholders in opposition to one of the candidates recommended for election by the Board. On April 17, 2014, the Platinum Group filed a preliminary proxy statement with the SEC confirming its intention to conduct a proxy contest in connection with the 2014 Annual Meeting and solicit proxies for the election to the Board of Mr. Goldberg. If a proxy contest involving the Platinum Group ensues, we could incur substantial costs and disruption of our operations.

Risk Factor Related To Possible Proxy Contest

Proxy contests threatened or commenced against Echo could be disruptive and costly and the possibility that activist shareholders may wage proxy contests or gain representation on or control of our Board of Directors could cause uncertainty about the strategic direction of our business.

Stockholders of Echo may from time to time engage in proxy solicitations, advance stockholder proposals or otherwise attempt to effect changes or acquire some level of control over Echo. Campaigns by stockholders to effect changes at publicly-traded companies are sometimes led by investors seeking to increase short-term stockholder value by advocating corporate actions such as financial restructuring, increased borrowing, special dividends, stock repurchases or even sales of assets or the entire company.

On April 3, 2014, we received a notice from an investor group led by Platinum Management (NY) LLC (the “Platinum Group”) that indicates the Platinum Group’s intention to nominate Shepard M. Goldberg for election as a director at the 2014 Annual Meeting of Stockholders in opposition to one of the candidates recommended for election by the Board.  On April 17, 2014, the Platinum Group filed a preliminary proxy statement with the SEC confirming its intention to conduct a proxy contest in connection with the 2014 Annual Meeting and solicit proxies for the election to the Board of Mr. Goldberg. Currently, one member of the Echo Board, Michael M. Goldberg, M.D., is a designee of Platinum Partners Value Arbitrage Fund L.P., a member of the Platinum Group.

If the Platinum Group continues to pursue a proxy contest or other actions at the 2014 Annual Meeting to elect directors other than those recommended by our board of directors, or other actions that contest or conflict with our company’s strategic direction, any such actions could have an adverse effect on our company because:

•
responding to proxy contests and other actions by activist stockholders such as the Platinum Group can disrupt our operations, be costly and time-consuming, and divert the attention of our Board and senior management from the pursuit of business strategies, which could adversely affect Echo's results of operations and financial condition;

•
perceived uncertainties as to our future direction as a result of changes to composition of our Board may lead to the perception of a change in the direction of the business, instability or lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners;

•
these types of actions could cause significant fluctuations in our company’s stock based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business; and

•	if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our stockholders.

For additional information concerning the above matters, please refer to the information under the caption “Background of Proxy Solicitation” in the Echo definitive proxy statement filed with the SEC on May 9, 2014.